                                                             EXHIBIT NO. 99.1(b)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         The undersigned, being a majority of the Trustees of MFS/Sun Life Series Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 29, 1997, as amended (the "Declaration"), acting pursuant to Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as Value Series shall be redesignated as Capital Opportunities Series.

         Pursuant to Section 6.9(h) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

           IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, such amendment to take effect on April 29, 1998.

         SAMUEL ADAMS                          J. KERMIT BIRCHFIELD
         -----------------------              --------------------
By:      Samuel Adams                    By:  J. Kermit Birchfield
         University Lane                      33 Way Road
         Manchester, MA  01944                Gloucester, MA  01930

Executed on:                             Executed on: 3/31/98
            -----------------------                 --------------------

         WILLIAM R. GUTOW                      DAVID D. HORN
         -----------------------              --------------------
By:      William R. Gutow                By:  David D. Horn
         3 Rue Dulac                          56 Pinckney Street
         Dallas, TX  75230                    Boston, MA  02114

Executed on: 3/31/98                     Executed on: 4/5/98
            -----------------------                 --------------------

                                              JOHN D. MCNEIL
         -----------------------              --------------------
By:      Garth Marston                   By:  John D. McNeil
         90 Beacon Street                     10 McKenzie Avenue
         Boston, MA  02108                    Toronto, Ontario CANADA  M4W 1J9

Executed on:                             Executed on:
            -----------------------                 --------------------

         DERWYN F. PHILLIPS
         -----------------------
By:      Derwyn F. Phillips
         1250 West Southwinds Blvd.
         Vero Beach, FL  32963

Executed on: 3/31/98
            -----------------------